RESTRICTED STOCK AGREEMENT FOR DIRECTORS
PURSUANT TO THE
MIDSOUTH BANCORP, INC.
2018 LONG-TERM INCENTIVE COMPENSATION PLAN
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Participant:     __________________________
Grant Date:    __________________________
Number of Shares of Restricted Stock Granted: ____________
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THIS RESTRICTED STOCK AGREEMENT FOR DIRECTORS (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”), and the Participant specified above, pursuant to the MidSouth Bancorp, Inc. 2018 Long-Term Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.    Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.    Grant of Restricted Stock. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5 hereof, the Participant shall not have the rights of a stockholder in respect of the shares of Common Stock underlying this Award until such shares of Common Stock are delivered to the Participant in accordance with Section 4 hereof.

3.    Vesting.
(a)    General. Subject to the provisions of Sections 3(b) to 3(d) hereof, the Restricted Stock subject to this grant shall become vested and non-forfeitable as of the first anniversary of the Grant Date, provided the Participant has not incurred a Termination of Service prior to such vesting date.
There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued employment or service with the Company or any of its Subsidiaries on each applicable vesting date.
For purposes of this Agreement, Termination of Service shall mean (i) (A) if the Participant is an employee, that the Participant has terminated employment with the Company and its Subsidiaries, (B) if the Participant is a consultant, that the Participant is no longer serving as a consultant to the Company or any Subsidiary or (C) if the Participant is a director, that the Participant has ceased being a director of the Company or any Subsidiary or (ii) when the entity that employs the Participant as an employee or consultant, or on whose board of directors the Participant is serving, ceases to be a Subsidiary, unless the Participant otherwise is, or thereupon becomes, an employee, consultant or director of the Company or another Subsidiary at the time such entity ceases to be a Subsidiary. In the event the Participant becomes an employee, consultant or director upon termination of the Participant’s employment, consulting relationship or service on the board of directors, unless the Committee determines otherwise, in its sole discretion, no Termination of Service will be deemed to have occurred until such time as the Participant is no longer an employee, consultant or director of the Company or any Subsidiary.
(b)    Change of Control. In the event of a Change of Control, the Restricted Stock subject to this grant shall vest and become non-forfeitable as set forth in Article 12 of the Plan, to the extent not vested previously, provided the Participant has not incurred a Termination of Service prior to the Change of Control.
(c)    Death or Disability. In the event the Participant incurs a Termination of Service by reason of the Participant’s death or Disability, the Restricted Stock subject to this grant shall vest and become non-forfeitable upon the Participant’s Termination of Service, to the extent not vested previously. For purposes of this Agreement, “Disability” shall have the meaning under Section 22(e)(3) of the Code.
(d)    Forfeiture. Subject to this Section 3, all unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s Termination of Service for any reason. The Participant hereby irrevocably appoints the Secretary of the Company or any successor as the Participant’s attorney to transfer any forfeited shares of Restricted Stock on the books of the Company with full power of substitution in the premises.
4.    Restricted Period; Delivery of Unrestricted Shares. During the Restricted Period, the Restricted Stock shall bear a legend as described in Section 7.3 of the Plan. When shares of Restricted Stock awarded by this Agreement become vested and non-forfeitable, the Participant shall be entitled to receive unrestricted shares of Common Stock and if the Participant’s stock certificates contain legends restricting the transfer of such shares of Common Stock, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).
5.    Dividends and Other Distributions; Voting. Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares of Common Stock, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested pursuant to Section 3 hereof. If any dividends or distributions are paid in shares of Common Stock, the shares of Common Stock shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the shares of Restricted Stock granted hereunder.
6.    Non-Transferability. The shares of Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
7.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana, without regard to the choice of law principles thereof.
8.    Section 83(b). The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.
9.    Legend. All certificates representing the Restricted Stock shall have endorsed thereon the legend described in Section 7.3 of the Plan. Notwithstanding the foregoing, in no event shall the Company be obligated to deliver to the Participant a certificate representing the Restricted Stock prior to the vesting dates set forth above.
10.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

11.    Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
12.    No Right to Employment or Service. Any questions as to whether and when there has been a Termination of Service and the cause of such Termination of Service shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
13.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
14.    Compliance with Laws. The issuance of the Restricted Stock or unrestricted shares of Common Stock pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the unrestricted shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements.
15.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.
16.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
17.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
19.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements,

certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
20.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
21.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; and (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
MIDSOUTH BANCORP, INC.
By:    __________________________
Name:    __________________________
Title:    __________________________
PARTICIPANT
________________________________
Name:___________________________

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